Exhibit 21.1
                                                                    ------------

                              SUBSIDIARY LIST (1)
                       Ball Corporation and Subsidiaries

The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation) which are included in the financial statements on a consolidated basis:(2)

                                                                   State or Country of
                Name                                          Incorporation or Organization
--------------------------------------------                  -----------------------------

Ball Brothers AG                                                  Switzerland
Ball-Canada Holdings Inc.                                         Ontario, Canada
Ball Efratom Elektronik GmbH (3)                                  Federal Republic of Germany
Efratom Holding, Inc.                                             Colorado
Efratom Time and Frequency Products, Inc. (3)                     Colorado
Ball Foreign Sales Corporation                                    Barbados
Ball Glass Container Corporation                                  Delaware
Ball Metal Container Corporation                                  Indiana
Ball Packaging Products Canada, Inc.                              Canada
Ball Systems Technology Limited                                   United Kingdom
Ball Technology Licensing Corporation                             Indiana
Ball Technology Services Corporation                              California
CCD, Inc.                                                         Delaware
Earthwatch, Incorporated                                          Colorado
Heekin Can, Inc.                                                  Delaware
Madera Glass Company                                              California
Muncie & Western Railroad Company                                 Indiana

The following is a list of affiliates of Ball Corporation included in the financial statements on the equity basis of accounting:

                                                           Percentage                    State or Country
                Name                                      Ownership(4)                   of Incorporation
--------------------------------------                    ------------            --------------------------
Ball Packaging Products Holdings, Inc.                         50                 Ontario, Canada
FTB Packaging Limited                                          72                 Hong Kong
Guangzhou M.C. Packaging, Ltd.                                 10                 Peoples Republic of China
MCP-Ball International Limited                                 40                 Hong Kong
Phoenix Packaging, Inc.                                        25                 Ohio
FTB Tooling and Engineering Limited                            72                 Hong Kong
Richford Properties Limited                                    72                 Hong Kong
Xian Kunlun FTB Packaging Limited                              72                 Hong Kong
Zhuhal FTB Packaging Limited                                   24                 Hong Kong
Sanshui Jianlibao FTB Company Limited                          25                 Hong Kong
Jianlibao FTB Beverage and Can Manufacturer
     (Shanghai) Limited                                        29                 Hong Kong

(1) In accordance with Regulation S-K, Item 601(b)(22)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(v).

(2) Each of the consolidated subsidiaries listed is directly or indirectly wholly-owned by the Registrant, except Madera Glass Company, in which the Registrant indirectly owns 51 percent of the voting share capital.

(3)   These companies were sold on March 17, 1995.

(4) Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting share capital.